                  [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.]


                                 June 26, 1998



Insignia Properties Trust
One Insignia Financial Plaza
P.O. Box 19059
Greenville, South Carolina 29602


Dear Sir or Madam:

     You have requested our opinion regarding whether (i) Insignia Properties Trust ("IPT") will qualify as a real estate investment trust (a "REIT") within the meaning of Section 856(a) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) Insignia Properties, L.P. ("IPLP") and each partnership listed on the Exhibit attached hereto (each a "Partnership") will be treated as a partnership for federal income tax purposes. In rendering our opinion, we have examined such documents as we have deemed necessary. We have assumed the current and continued correctness of the representations made to us by IPT, including, for purposes of whether IPT will be treated as a REIT, whether each partnership in which a Partnership holds an interest is a "partnership" for federal income tax purposes. We have made no independent verification as to the correctness of such representations. Where any such factual representation is qualified to the best knowledge of a person, we have assumed that the representation is correct without regard to such qualification. Further, we assume that all representations by IPT as to value are correct and we have made no independent verification as to such values.

     Our opinion is based on the provisions of the Code, Treasury Regulations promulgated under the Code, judicial authority and currently published revenue rulings and procedures, all as of the date of this letter, and all of which may change at any time. Any change in the relevant facts (including any assumptions upon which this opinion is, in part, based) or law could change our conclusions and would render our opinion inapplicable. This opinion represents our best legal judgment and has no binding effect on the IRS. Accordingly, no assurance can be given that the IRS or a court would concur with the conclusions reached herein.

Insignia Properties Trust
Page 2
June 26, 1998

     Based on the foregoing, assuming that the election and actions of IPT represented to us are and will be observed and completed as applicable in a timely fashion, we are of the opinion that (i) IPT was organized in conformity with the requirements for qualification as a "real estate investment trust" under the Code and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code; and immediately after the Merger (as defined in the Agreement Plan of Merger, dated July 18, 1997) IPT will continue to qualify as a REIT and (ii) that IPLP and each Partnership will be treated as a partnership for federal income tax purposes.

     We express no opinion as to any other matter. In particular, we express no opinion as to whether any Partnership in which any Partnership owns direct or indirect interests, will be treated as a partnership for federal income tax purposes. No reference may be made to this opinion letter in any financial statement, or document, nor may this opinion letter be distributed in any manner without our prior written consent, except (i) such opinion may be furnished to the IRS in connection with an examination and (ii) we consent to the filing of this opinion as an Exhibit to the Registration Statement.



                             Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                             /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                               EXHIBIT A

Angeles Income Properties, Ltd. II
Angeles Income Properties, Ltd. III
Angeles Income Properties, Ltd. IV
Angeles Income Properties, Ltd. V
Angeles Income Properties, Ltd. 6
Angeles Opportunity Properties, Ltd.
Angeles Park Communities, Ltd.
Angeles Partners VII
Angeles Partners VIII
Angeles Partners IX
Angeles Partners X
Angeles Partners XI
Angeles Partners XII
Angeles Partners XIV
Angeles Partners XV
Angeles Partners 16
Baywood Partners, Ltd.
Cedar Creek Partners, Ltd.
Colony Cove Partners, Ltd.
Gulf Coast Partners, Ltd.
Hospitality Partners II
Hospitality Pensacola Partners, Ltd.
La Colina Partners, Ltd.
Lake Avenue Partners, Ltd.
Magnolia State Partners, Ltd.
Meadows Partners, Ltd.
Meadows Partners IV, Ltd.
Mid-States Partners, Ltd.
Montgomery Partners, Ltd.
Northbrook Partners, Ltd.
Calmark/Fort Collins, Ltd.
Calmark Heritage Park, Limited Partnership
Calmark Heritage Part II, Limited Partnership
Sturbrook Investors, Ltd.
McCombs Pension Investment Fund, Ltd.
McCombs Realty Partners, L.P.
Davidson Diversified Real Estate I, L.P.
Davidson Diversified Real Estate II, L.P.
Davidson Diversified Real Estate III, L.P.
Davidson Growth Plus, L.P.
Davidson Income Real Estate, L.P.
Chapel Hill, Ltd.
Chelsea Place, Ltd.
Eastgreen, Ltd.
Lafayette Square Associates
Lakeside Village, Limited Partnership
Sharon Woods, L.P.

Northgate Limited, L.P.
Pinehurst, Ltd.
Queen's Court Joint Venture
Riding Club, Ltd.
River Hill, Ltd.
Shaker Square, Ltd.
Stonecreek, Limited
Villa Nova, Ltd.
Walker Springs, Ltd.
Wyckford Commons, L.P.
Burgundy Court Associates, L.P.
Catawba Club Associates, L.P.
Columbus Associates, Ltd.
Georgetown of Columbus Associates, L.P.
Highridge Associates, L.P.
Lake Eden Associates, L.P.
Lakewood Associates, L.P.
Landmark Associates, Ltd.
Quail Run Associates, L.P.
Restaurant Properties 1978, Ltd.
Snowden Village Associates, L.P.
Sycamore Creek Associates, L.P.
Thrippence Associates, Ltd.
Thurber Manor Associates, L.P.
Woodlawn Village Associates, L.P.
Woodmere Associates, L.P.
HCW Pension Real Estate Fund Limited Partnership
Investors First-Staged Equity, L.P.
Investors First-Staged Equity, L.P. II
VMS National Residential Properties Joint Venture
Kendall Townhome Investors, Ltd.
Woodhaven Associates
Yorktown Towers Associates
United Investors Growth Properties
United Investors Growth Properties II
United Investors Income Properties
United Investors Income Properties II
Cedar Tree Investors, Limited Partnership
Wingfield Club Investors, Limited Partnership
Consolidated Capital Growth Fund
Consolidated Capital Institutional Properties
Consolidated Capital Equity Partners, L.P.
Consolidated Capital Institutional Properties/2

Consolidated Capital Equity Partners/Two, L.P.
Consolidated Capital Institutional Properties/3
Consolidated Capital Properties III
Consolidated Capital Properties IV
Consolidated Capital Properties V
Consolidated Capital Properties VI
Johnstown Consolidated Income Partners
Multi-Benefit Realty Fund 87-1
Shelter Properties I, Limited Partnership
Shelter Properties II, Limited Partnership
Shelter Properties III, Limited Partnership
Shelter Properties IV, Limited Partnership
Shelter Properties V, Limited Partnership
Shelter Properties VI, Limited Partnership
Shelter Properties VII, Limited Partnership
U.S. Realty Partners, Limited Partnership
Century Properties Fund XIV
Century Properties Fund XV
Century Properties Fund XVI
Century Properties Fund XVII
Century Properties Fund XVIII
Century Properties Fund XIX
Century Properties Fund XX
Century Properties Growth Fund XXII
Century Pension Income Fund XXIII
Century Pension Income Fund XXIV
Fox Strategic Housing Income Partners
National Property Investors III
National Property Investors 4
National Property Investors 5
National Property Investors 6
National Property Investors 7
National Property Investors 8
Raintree Pensacola, L.P.
Buccanner Trace, Limited Partnership

                           INSIGNIA PROPERTIES TRUST




Akin, Gump, Strauss, Hauer & Feld, L.L.P.
1700 Pacific Avenue
Suite #4100
Dallas, TX 75201

Gentlemen:

     Akin, Gump, Strauss, Hauer & Feld, L.L.P. ("Tax Counsel"), has been requested to provide an opinion that (i) Insignia Properties Trust ("IPT") is organized in conformity with the qualifications as a real estate investment trust (a "REIT") within the meaning of Section 856 et. seq. of the Internal Revenue Code of 1986, as amended (the "Code"), and its method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code; and immediately after the Merger (as defined in the Agreement and Plan of Merger, dated July 18, 1997), IPT will continue to qualify as a REIT and (ii) that Insignia Properties, L.P. ("IPLP") and each partnership listed on the Exhibit attached hereto (each a "Partnership" and collectively the "Partnerships") will be treated as a partnership for federal income tax purposes. In connection with rendering this opinion, Tax Counsel has requested IPT to make certain representations. Where any such factual representation is made to the best knowledge of a person, the knowledge of such person as to such fact is assumed to be correct. Therefore, the undersigned officer of IPT, as an authorized representative of IPT and on behalf of IPT, recognizing that Tax Counsel will rely on this representation letter in rendering its opinion, represents to the best of his/her knowledge and belief, after due inquiry and investigation, that, except as otherwise provided, with respect to all tax years since its formation:

     (1) IPT has complied and will continue to comply with all requirements under section 856(a) of the Code, specifically, (a) IPT is managed by one or more trustees or directors; (b) the beneficial ownership of IPT is evidenced by transferable shares, or by transferable certificates of beneficial interest; (c) but for section 856 et. seq., IPT would be taxable as a domestic corporation; (d) IPT is neither (A) a financial institution referred to in section 582(c)(2), nor (B) an insurance company to which subchapter L applies; (e) IPT's beneficial ownership is held by 100 or more persons; and (f) IPT is not "closely held" within the meaning of section 856(h).

     (2) at least ninety-five percent (95%) of the gross income of IPT (excluding gross income from prohibited transactions) was and will be derived from:

          (a)  dividends;

          (b)  interest;

          (c) rents from real property, within the meaning of Section 856(d) of the Code;

          (d) gain from the sale or other disposition of stock, securities, and real property (including interests in real property and interests in mortgages on real property), which is not held by IPT as stock in trade, inventory, or primarily for sale to customers in the ordinary course of its trade or business;

          (e)  abatements and refunds of taxes on real property;

          (f) income and gain derived from foreclosure property, within the meaning of Section 856(e) of the Code;

          (g) amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property, or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

          (h) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction solely by reason of
               Section 857(b)(6) of the Code.

     (3) at least seventy-five percent (75%) of the gross income of IPT (excluding gross income from prohibited transactions) was and will be derived from:

          (a) rents from real property, within the meaning of Section 856(d) of the Code;

          (b) interest on obligations secured by mortgages on real property or on interests in real property;

          (c) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property), which is not held by IPT as stock in trade, inventory, or primarily for sale to customers in the ordinary course of its trade or business;

          (d) dividends or other distributions on, and gain (other than gain from prohibited transactions) from the sale or other disposition of, transferable shares (or transferable certificates of beneficial interest) in other entities taxable as REITs;

          (e)  abatements and refunds of taxes on real property;

          (f) income and gain derived from foreclosure property, within the meaning of Section 856(e) of the Code;

          (g) amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property);

          (h) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction solely by reason of
               Section 857(b)(6) of the Code; and

          (i)  qualified temporary investment income, within the meaning of
               Section 856(c)(5)(D)(i) of the Code.

     (4) for all tax years ending on or before December 31, 1997, less than thirty percent (30%) of the gross income of IPT was derived from the sale or other disposition of:

          (a)  stock or securities held for less than one year;

          (b)  property in a transaction which is a prohibited transaction;

          (c) real property (including interests in real property and interests in mortgages on real property) held for less than four
               (4) years other than:

               (i) property compulsorily or involuntarily converted within the meaning of Section 1033 of the Code, and

               (ii) property which is foreclosure property within the meaning of Section 856(e) of the Code.

     (5) no amount received or accrued, directly or indirectly, by IPT with respect to any real or personal property depends or depended in whole or in part on the income or profits derived by any person from such property within the meaning of Section 856(d)(2)(A) of the Code taking into account Section 856(d)(4) and Section 856(d)(6).

     (6) no amounts received by IPT as rents from real property has included or will include amounts received directly or indirectly from an entity in which IPT owns (a) in the case of a lessee that is a corporation, ten percent (10%) or more of the total combined voting power of the entity or ten percent (10%) or more of the total number of shares of all classes of stock of the entity, or (b) in the case of a lessee who is not a corporation, a ten percent (10%) interest in assets or net profits of the entity, all within the meaning of
          Section 856(d)(2)(B) of the Code.

     (7) any amount received by IPT attributable to personal property leased under or in connection with a lease of real property has not and will not exceed fifteen percent (15%) of the total rent for any taxable year attributable to both the real and personal property leased under or in connection with such leases, within the meaning of Section 856(d)(1)(C) of the Code; provided, however, that any amounts received in contravention of paragraphs (7) through (10) will not be in an amount which would cause IPT to violate the representation in paragraph (2) or (3).

     (8) any services and/or amenities, (the "Services") provided to tenants of each of the properties that constitute personal Services rendered to a particular tenant or are Services other than those usually rendered in connection with the rental of rooms or other space for occupancy only has been and will be provided by an independent contractor from which IPT will not derive or receive any income as defined in Sections 856(d)(7) and 856(d)(3) of the Code (hereinafter, "Independent Contractor") provided, however, that any amounts received in contravention of paragraphs (7) through (10) will not be in an amount which would cause IPT to violate the representation in paragraph (2) or (3).

     (9) Services provided to tenants of each of the properties (except for the Services referred to in (10) below) were, are and will be customarily furnished in connection with the rental of real estate; provided, however, that any amounts received in contravention of paragraphs (7) through (10) will not be in an amount which would cause IPT to violate the representation in paragraph (2) or (3). In making this determination, Services would be considered customary if, in the geographic market in which the property is located, tenants in buildings of a similar class are customarily provided with the Service.

     (10) to the extent that any Services provided to tenants of each of the properties are not considered customary (as defined in (9) above), such noncustomary Services have been and will be provided to the tenant by an Independent Contractor, the costs of providing such noncustomary Services has been and will be borne by the Independent Contractor, a separate charge has been and will be made to the tenant by the Independent Contractor and received by the Independent Contractor for rendering such noncustomary Services and the Independent Contractor has been and will be adequately compensated for rendering such noncustomary Services provided, however, that any amounts received in contravention of paragraphs (7) through (10) will not be in an amount which would cause IPT to violate the representation in paragraph (2) or (3).

     (11) at the close of each quarter of each taxable year of IPT, at least seventy-five percent (75%) of the value of the total assets of IPT has been and will be represented by real estate assets, cash and cash items (including receivables), and Government securities.

     (12) at the close of each quarter of each taxable year of IPT, not more than twenty-five percent (25%) of the total assets of IPT has been and will be represented by securities (other than those includible in Section 856(c)(4)(A) of the Code).

     (13) at the close of each quarter of each taxable year of IPT, IPT has not and will not hold more than 10% of the voting securities of any issuer, other than an entity which qualifies as a "qualified REIT subsidiary," within the meaning of section 856(i) of the Code.

     (14) at the close of each quarter of each taxable year of IPT, IPT has not and will not hold the securities of any issuer which constitute 5% or more of the value of IPT's total assets.

     (15) IPT has distributed or will distribute, and such distribution has or will qualify for a deduction for dividends paid (as defined in section 561 of the Code) in an amount which equals or exceeds (A) the sum of (i) 95% of the real estate investment trust taxable income for each taxable year (determined without regard to the deduction for dividends paid and excluding any net capital gain) and (ii) 95% of the excess of the net income from foreclosure property over the tax imposed on such income by section 857(b)(4)(A); minus (B) any excess non-cash income (as determined under section 857(e).

     (16) IPT has had or will have, as of the close of each taxable year, no earnings and profits accumulated in any non-REIT year, within the meaning of section 857(a)(2)(B).

     (17) IPT was formed under the laws of Maryland on May 15, 1996 and has at all times thereafter maintained its existence under such laws. At all times during its existence, IPT has been a calendar year taxpayer and has had a timely election as a REIT in effect.

     (18) With respect to each Partnership and any other partnership in which IPT, IPLP or any Partnership owns an interest (the "Sub Partnerships"), either (i) the net worth of the corporate general partner equals at least 10% of the total contributions to the limited partnership and is expected to continue to equal at least 10% of the total contributions throughout the life of the partnership; or (ii) each general partner is not merely a "dummy" acting as the agent of the limited partners and acts individually and collectively independently of the limited partners.

     (19) The copies of the agreements of the Partnerships (and all amendments thereto) which you have provided to us for review are complete and accurate copies of all of such agreements and amendments thereto and the parties thereto have acted in accordance with the terms thereof.

     (20) Each Partnership and the Sub Partnerships have at all times and will at all times file all tax filings consistent with the past and continuing status as a "partnership" for federal income tax purposes.

     (21) The Partnerships listed on the Exhibit attached hereto are all of the "Controlled Partnerships" as such term is defined in the Form S-4 Registration Statement of IPT.

     (22) Each Sub Partnership is a "partnership" for federal income tax purposes.

     In connection with making these representations, the undersigned has reviewed such documentation and consulted with legal/accounting advisors as he/she deems necessary regarding the above representations and makes these representations based on his/her experience as an asset manager in the business of managing assets, including real estate.

          IN WITNESS WHEREOF, I have signed this Representation Letter this 26th day of June, 1998.



                                       Insignia Properties Trust


                                             By: /s/ William H. Jarrard, Jr.
                                                -------------------------------
                                             Name: William H. Jarrard, Jr.
                                                  -----------------------------
                                       Title: Senior Vice President--Operations
                                             ----------------------------------

                               EXHIBIT A

Angeles Income Properties, Ltd. II
Angeles Income Properties, Ltd. III
Angeles Income Properties, Ltd. IV
Angeles Income Properties, Ltd. V
Angeles Income Properties, Ltd. 6
Angeles Opportunity Properties, Ltd.
Angeles Park Communities, Ltd.
Angeles Partners VII
Angeles Partners VIII
Angeles Partners IX
Angeles Partners X
Angeles Partners XI
Angeles Partners XII
Angeles Partners XIV
Angeles Partners XV
Angeles Partners 16
Baywood Partners, Ltd.
Cedar Creek Partners, Ltd.
Colony Cove Partners, Ltd.
Gulf Coast Partners, Ltd.
Hospitality Partners II
Hospitality Pensacola Partners, Ltd.
La Colina Partners, Ltd.
Lake Avenue Partners, Ltd.
Magnolia State Partners, Ltd.
Meadows Partners, Ltd.
Meadows Partners IV, Ltd.
Mid-States Partners, Ltd.
Montgomery Partners, Ltd.
Northbrook Partners, Ltd.
Calmark/Fort Collins, Ltd.
Calmark Heritage Park, Limited Partnership
Calmark Heritage Part II, Limited Partnership
Sturbrook Investors, Ltd.
McCombs Pension Investment Fund, Ltd.
McCombs Realty Partners, L.P.
Davidson Diversified Real Estate I, L.P.
Davidson Diversified Real Estate II, L.P.
Davidson Diversified Real Estate III, L.P.
Davidson Growth Plus, L.P.
Davidson Income Real Estate, L.P.
Chapel Hill, Ltd.
Chelsea Place, Ltd.
Eastgreen, Ltd.
Lafayette Square Associates
Lakeside Village, Limited Partnership
Sharon Woods, L.P.

Northgate Limited, L.P.
Pinehurst, Ltd.
Queen's Court Joint Venture
Riding Club, Ltd.
River Hill, Ltd.
Shaker Square, Ltd.
Stonecreek, Limited
Villa Nova, Ltd.
Walker Springs, Ltd.
Wyckford Commons, L.P.
Burgundy Court Associates, L.P.
Catawba Club Associates, L.P.
Columbus Associates, Ltd.
Georgetown of Columbus Associates, L.P.
Highridge Associates, L.P.
Lake Eden Associates, L.P.
Lakewood Associates, L.P.
Landmark Associates, Ltd.
Quail Run Associates, L.P.
Restaurant Properties 1978, Ltd.
Snowden Village Associates, L.P.
Sycamore Creek Associates, L.P.
Thrippence Associates, Ltd.
Thurber Manor Associates, L.P.
Woodlawn Village Associates, L.P.
Woodmere Associates, L.P.
HCW Pension Real Estate Fund Limited Partnership
Investors First-Staged Equity, L.P.
Investors First-Staged Equity, L.P. II
VMS National Residential Properties Joint Venture
Kendall Townhome Investors, Ltd.
Woodhaven Associates
Yorktown Towers Associates
United Investors Growth Properties
United Investors Growth Properties II
United Investors Income Properties
United Investors Income Properties II
Cedar Tree Investors, Limited Partnership
Wingfield Club Investors, Limited Partnership
Consolidated Capital Growth Fund
Consolidated Capital Institutional Properties
Consolidated Capital Equity Partners, L.P.
Consolidated Capital Institutional Properties/2

Consolidated Capital Equity Partners/Two, L.P.
Consolidated Capital Institutional Properties/3
Consolidated Capital Properties III
Consolidated Capital Properties IV
Consolidated Capital Properties V
Consolidated Capital Properties VI
Johnstown Consolidated Income Partners
Multi-Benefit Realty Fund 87-1
Shelter Properties I, Limited Partnership
Shelter Properties II, Limited Partnership
Shelter Properties III, Limited Partnership
Shelter Properties IV, Limited Partnership
Shelter Properties V, Limited Partnership
Shelter Properties VI, Limited Partnership
Shelter Properties VII, Limited Partnership
U.S. Realty Partners, Limited Partnership
Century Properties Fund XIV
Century Properties Fund XV
Century Properties Fund XVI
Century Properties Fund XVII
Century Properties Fund XVIII
Century Properties Fund XIX
Century Properties Fund XX
Century Properties Growth Fund XXII
Century Pension Income Fund XXIII
Century Pension Income Fund XXIV
Fox Strategic Housing Income Partners
National Property Investors III
National Property Investors 4
National Property Investors 5
National Property Investors 6
National Property Investors 7
National Property Investors 8
Raintree Pensacola, L.P.
Buccanner Trace, Limited Partnership